Company Contact: Eric K. Hagen	July 27, 2016
Title: Vice President, Investor Relations	For immediate release
Phone: 303.837.1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Announces Second Quarter 2016 Financial and Operating Results

•	Q2 2016 Capex on Budget at $79.4 Million

•	Q2 2016 Production Averaged 134,245 BOE/d

•	YTD Exchanged $1.6 Billion of Notes for New Convertible Notes

•	Closed the Sale of North Ward Estes Properties on July 27th for $300 Million and Potential $100 Million Contingency Payment

•	Williston Basin Enhanced Completions Tracking 900 MBOE Type Curve

•	Adding 16 Williston Basin Completions in Second Half of 2016

DENVER – July 27, 2016 – Whiting’s (NYSE: WLL) 2016 second quarter capex of $79.4 million was on budget and a 70% improvement from the first quarter. Production in the second quarter 2016 totaled 12.2 million barrels of oil equivalent (MMBOE), an average of 134,245 barrels of oil equivalent per day (BOE/d), which was comprised of 85% crude oil/natural gas liquids (NGLs).  In late June, the company recommenced operations in the Williston Basin in connection with the 44-well participation agreement announced in its first quarter results press release.

Whiting has entered into a new 30-well participation agreement in its Pronghorn area of the Williston Basin on terms similar to its other participation agreement. The company plans to add a rig in October to begin drilling this program. In addition to the new 30-well program, with stronger commodity prices and higher cash flow, the company plans to increase activity in the second half of the year and complete 16 gross (12.5 net) drilled uncompleted (DUC) wells in the Williston Basin. The new participation agreement and addition of these DUC wells increase 2016 capex by $50 million and should lead to a highly capital efficient production profile in 2017.  All of the new combined operational activity should help stabilize production in the last quarter of the year and give positive momentum entering 2017.

James J. Volker, Whiting’s Chairman, President and CEO, commented, “During the second quarter, we continued to strengthen our balance sheet. We exchanged an additional $1.1 billion of debt into mandatory convertible debt, bringing our total to $1.6 billion year-to-date.  These debt exchanges have effectively reduced Whiting’s debt by $810 million as of July 27, 2016 by conversion into stock.  In addition, as detailed below we sold the North Ward Estes property for $300 million and a potential contingency payment of $100 million.  This transaction allows us to reduce our leverage and thereby strengthen our balance sheet while maintaining our strategic focus on our core properties located in the Williston Basin in North Dakota and Denver Julesburg Basin in Colorado.”

Operating and Financial Results
The following table summarizes the operating and financial results for the second quarter of 2016 and 2015, including non-cash charges recorded during those periods:

	Three Months Ended
	June 30,
	2016	2015
Production (MBOE/d) (1)	134.24	170.24
Net cash provided by operating activities-MM	$161.0	$326.0
Discretionary cash flow-MM (2)	$151.6	$380.7
Realized price ($/BOE)	$30.39	$44.65
Total revenues-MM	$339.6	$590.0
Net loss available to common shareholders-MM (3)(4)	$(301.0)	$(149.3)
Per basic share	$(1.33)	$(0.73)
Per diluted share	$(1.33)	$(0.73)
Adjusted net income (loss) available to common shareholders-MM (5)	$(158.7)	$9.2
Per basic share	$(0.70)	$0.04
Per diluted share	$(0.70)	$0.04

(1)	Second quarter 2015 includes 8,740 BOE/d that was divested during the year.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)
For the three months ended June 30, 2016, net loss available to common shareholders included $31 million of pre-tax, non-cash derivative losses or $0.09 per basic and diluted share after tax. For the three months ended June 30, 2015, net loss available to common shareholders included $144 million of pre-tax, non-cash derivative losses or $0.44 per basic and diluted share after tax.

(4)
For the three months ended June 30, 2016, net loss available to common shareholders included a $179 million pre-tax, non-cash loss on extinguishment of debt, or $0.50 per basic and diluted share after tax.

(5)	A reconciliation of net loss available to common shareholders to adjusted net income (loss) available to common shareholders is included later in this news release.

 The following table summarizes the first six months operating and financial results for 2016 and 2015:

	Six Months Ended
	June 30,
	2016	2015
Production (MBOE/d) (1)	140.51	168.60
Net cash provided by operating activities-MM	$206.9	$528.1
Discretionary cash flow-MM (2)	$253.9	$629.9
Realized price ($/BOE)	$28.00	$41.36
Total revenues-MM	$631.6	$1,119.2
Net loss available to common shareholders-MM (3)(4)	$(472.8)	$(255.4)
Per basic share	$(2.20)	$(1.37)
Per diluted share	$(2.20)	$(1.37)
Adjusted net loss available to common shareholders-MM (5)	$(333.0)	$(29.9)
Per basic share	$(1.55)	$(0.16)
Per diluted share	$(1.55)	$(0.16)

(1)	The six months ended June 30, 2015 includes 10,570 BOE/d that was divested during the year.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)
For the six months ended June 30, 2016, net loss available to common shareholders included $91 million of pre-tax, non-cash derivative losses or $0.27 per basic and diluted share after tax. For the six months ended June 30, 2015, net loss available to common shareholders included $184 million of pre-tax, non-cash derivative losses or $0.62 per basic and diluted share after tax.

(4)
For the six months ended June 30, 2016, net loss available to common shareholders included a $89 million pre-tax, non-cash loss on extinguishment of debt, or $0.26 per basic and diluted share after tax.

(5)	A reconciliation of net loss available to common shareholders to adjusted net income (loss) available to common shareholders is included later in this news release.

Sale of North Ward Estes for $300 Million and Potential $100 Million Contingency Payment

On July 27, Whiting closed the sale of its North Ward Estes field and associated assets located in Ward and Winkler Counties, Texas to a third party.  The cash purchase price was $300 million, subject to certain closing and post-closing adjustments.  In addition to the cash purchase price, the buyer will pay Whiting $100,000 for every one cent ($0.01) the average of the NYMEX WTI crude oil futures contract price for the period of August 2018 through July 2021 is above $50.00 on June 28, 2018, up to a maximum amount of $100 million (“Oil Price Payment”).  The potential Oil Price Payment will be made at the option of the buyer either in cash on July 31, 2018 or in the form of a secured promissory note accruing interest at 8% per annum with a maturity of July 29, 2022.  The effective date of the sale is July 1, 2016.  Whiting will operate the properties under a transition services agreement for three months after the closing date of July 27, 2016.

Whiting estimates the properties subject to the sale consist of net daily production of approximately 8.6 MBOE/d or 6.4% of its June 2016 production.  This equates to a net cash price of approximately $34,900 per BOE/d.  Whiting used the net proceeds from the sale to repay a portion of the debt outstanding under its credit agreement.

Operations Update

Whiting controls 746,338 gross (444,214 net) acres in the Williston Basin and 154,018 gross (129,076 net) acres at its Redtail Niobrara play.  In the second quarter 2016, total net production for the Company averaged 134,245 BOE/d.  The Bakken/Three Forks play in the Williston Basin averaged 114,435 BOE/d and the Redtail Niobrara play in the DJ Basin averaged 10,150 BOE/d.

Enhanced completion wells tracking 900 MBOE type curve.  Since January 2015, Whiting has completed 48 enhanced completion wells in the Williston Basin that have at least 200 days on production.  These wells span Whiting’s acreage and are located in Billings, Dunn, McKenzie, Mountrail, Stark and Williams counties, North Dakota.  On average, these wells were completed with 36 stages and 6.6 million pounds of sand.  Currently, Whiting is testing large volume completions at two pads in Williams County, North Dakota.  At the Carscallen pad, one of four wells will be completed with 13.6 million pounds of sand and at the P Bibler pad, one of three wells will be completed with 10.1 million pounds of sand.

Gas capture rate in Williston Basin 94%, nearing 100% in DJ Niobrara Redtail field.    Whiting has continued to improve its gas capture rates in both basins.  Its gas capture rate in the Williston Basin averaged 94% during the second quarter, 14% better than North Dakota requirements and a 5% increase from the first quarter.  At its Redtail field, Whiting’s gas capture rate is currently 98%.

Other Financial and Operating Results
The following table summarizes the Company’s net production and commodity price realizations for the quarters ended June 30, 2016 and 2015:

	Three Months Ended
	June 30,
	2016	2015	Change
Production
Oil (MMBbl)	8.72	12.43	(30%)
NGLs (MMBbl)	1.69	1.30	30%
Natural gas (Bcf)	10.81	10.61	2%
Total equivalent (MMBOE)	12.22	15.49	(21%)

Average sales price
Oil (per Bbl):
Price received	$35.67	$48.95	(27%)
Effect of crude oil hedging (1)	3.93	3.32
Realized price	$39.60	$52.27	(24%)
Weighted average NYMEX price (per Bbl) (2)	$45.57	$57.95	(21%)
NGLs (per Bbl):
Realized price	$9.17	$16.86	(46%)
Natural gas (per Mcf):
Realized price	$0.96	$1.92	(50%)
Weighted average NYMEX price (per Mcf) (2)	$1.98	$2.61	(24%)

(1)
Whiting received $34 million and $41 million in pre-tax cash settlements on its crude oil hedges during the second quarter of 2016 and 2015, respectively.  A summary of Whiting’s outstanding hedges is included later in this news release.

(2)	Average NYMEX prices weighted for monthly production volumes.

Second Quarter and First Half 2016 Costs and Margins
A summary of production, cash revenues and cash costs on a per BOE basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(per BOE, except production)
Production (MMBOE)	12.22	15.49	25.57	30.52

Sales price, net of hedging	$30.39	$44.65	$28.00	$41.36
Lease operating expense	8.61	9.25	8.59	10.15
Production tax	2.20	3.66	2.06	3.31
Cash general & administrative	2.21	2.46	2.55	2.47
Exploration	0.85	2.09	1.21	2.85
Cash interest expense	5.00	4.61	4.76	4.71
Cash income tax benefit	-	(0.01)	-	-
	$11.52	$22.59	$8.83	$17.87

Second Quarter and First Half 2016 Drilling and Expenditures Summary
The table below summarizes Whiting’s operated and non-operated drilling activity and capital expenditures for the three and six months ended June 30, 2016.

Gross/Net Wells Completed
			Total New	% Success	CAPEX
	Producing	Non-Producing	Drilling	Rate	(in MM)
Q2 16	23 / 19.3	0 / 0	23 / 19.3	100% / 100%	$ 79.4 (1)
6M 16	42 / 28.3	0 / 0	42 / 28.3	100% / 100%	$ 346.7 (2)

(1)	Includes $0 million for non-operated drilling and completion, $6 million for facilities, $2 million in drilling rig early termination fees, and $1 million for land.
(2)	Includes $34 million for non-operated drilling and completion, $16 million in drilling rig early termination fees, $12 million for facilities and $2 million for land.

Outlook for Third Quarter and Full-Year 2016
The following table provides guidance for the third quarter and full-year 2016 based on current forecasts, including Whiting’s full-year 2016 capital budget of $550 million.

Guidance
	Third Quarter	Full Year
	2016	2016
Production (MMBOE)	10.5 - 11.1	46.5 - 47.3
Lease operating expense per BOE	$ 8.40 - $ 9.00	$ 8.30 - $ 8.80
General and administrative expense per BOE	$ 2.75 - $ 3.25	$ 2.75 - $ 3.25
Interest expense per BOE (1)	$ 6.00 - $ 6.60	$ 6.00 - $ 6.60
Depreciation, depletion and amortization per BOE	$ 24.50 - $ 25.50	$ 24.40 - $ 25.00
Production taxes (% of sales revenue)	8.75% - 9.25%	8.50%- 9.00%
Oil price differentials to NYMEX per Bbl (2)	($ 8.00) - ($ 9.00)	($ 8.50) - ($ 9.00)
Gas price differential to NYMEX per Mcf	($ 0.70) - ($ 1.20)	($ 0.70) - ($ 1.20)

(1)	Includes non-cash interest expense related to Whiting’s 2018, 2019, 2020, 2021 and 2023 convertible notes. Full-year 2016 cash interest expense is projected at $5.00 – $5.50 per BOE.
(2)	Does not include the effect of NGLs.

Commodity Derivative Contracts

Whiting is 58% hedged for the remainder of 2016 and 26% hedged for 2017 as a percentage of June 2016 production.

The following summarizes Whiting’s crude oil hedges as of July 1, 2016:

			Weighted Average	As a Percentage of
Derivative	Hedge	Contracted Crude	NYMEX Price	June 2016
Instrument	Period	(Bbls per Month)	(per Bbl)	Oil Production
Three-way collars (1)	2016
	Q3	1,400,000	$43.75 - $53.75 - $74.40	48.9%
	Q4	1,400,000	$43.75 - $53.75 - $74.40	48.9%
	2017
	Q1	500,000	$33.00 - $43.50 - $61.75	17.5%
	Q2	500,000	$33.00 - $43.50 - $61.75	17.5%
	Q3	500,000	$33.00 - $43.50 - $61.75	17.5%
	Q4	500,000	$33.00 - $43.50 - $61.75	17.5%
Collars	2016
	Q3	250,000	$51.00 - $63.48	8.7%
	Q4	250,000	$51.00 - $63.48	8.7%
	2017
	Q1	250,000	$53.00 - $70.44	8.7%
	Q2	250,000	$53.00 - $70.44	8.7%
	Q3	250,000	$53.00 - $70.44	8.7%
	Q4	250,000	$53.00 - $70.44	8.7%

(1)
A three-way collar is a combination of options: a sold call, a purchased put and a sold put.  The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

Selected Operating and Financial Statistics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Selected operating statistics:
Production
Oil, MBbl	8,722	12,425	18,684	24,606
NGLs, MBbl	1,692	1,298	3,334	2,412
Natural gas, MMcf	10,813	10,615	21,327	20,988
Oil equivalents, MBOE	12,216	15,492	25,572	30,516
Average prices
Oil per Bbl (excludes hedging)	$35.67	$48.95	$31.09	$44.15
NGLs per Bbl	$9.17	$16.86	$7.35	$15.13
Natural gas per Mcf	$0.96	$1.92	$1.00	$2.26
Per BOE data
Sales price (including hedging)	$30.39	$44.65	$28.00	$41.36
Lease operating	$8.61	$9.25	$8.59	$10.15
Production taxes	$2.20	$3.66	$2.06	$3.31
Depreciation, depletion and amortization	$24.89	$20.81	$24.10	$19.86
General and administrative	$2.74	$2.90	$3.06	$2.92
Selected financial data: (In thousands, except per share data)
Total revenues and other income	$339,583	$590,009	$631,590	$1,119,241
Total costs and expenses	$750,613	$816,699	$1,279,544	$1,505,860
Loss available to common shareholders	$(301,041)	$(149,274)	$(472,789)	$(255,385)
Loss per common share, basic	$(1.33)	$(0.73)	$(2.20)	$(1.37)
Loss per common share, diluted	$(1.33)	$(0.73)	$(2.20)	$(1.37)
Weighted average shares outstanding, basic	226,039	204,130	215,203	186,657
Weighted average shares outstanding, diluted	226,039	204,130	215,203	186,657
Net cash provided by operating activities	$160,986	$325,997	$206,934	$528,136
Net cash used in investing activities	$(96,698)	$(423,287)	$(356,961)	$(1,444,897)
Net cash provided by (used in) financing activities	$(50,011)	$51,529	$149,312	$898,815

Selected Financial Data
For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION
CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$15,338	$16,053
Accounts receivable trade, net	233,059	332,428
Derivative assets	49,202	158,729
Prepaid expenses and other	21,927	27,980
Total current assets	319,526	535,190
Property and equipment:
Oil and gas properties, successful efforts method	14,179,923	13,904,525
Other property and equipment	159,855	168,277
Total property and equipment	14,339,778	14,072,802
Less accumulated depreciation, depletion and amortization	(3,925,700)	(3,323,102)
Total property and equipment, net	10,414,078	10,749,700
Other long-term assets	72,102	104,195
TOTAL ASSETS	$10,805,706	$11,389,085

WHITING PETROLEUM CORPORATION
CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share and per share data)

	June 30,	December 31,
	2016	2015
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$36,621	$77,276
Revenues and royalties payable	129,087	179,601
Accrued capital expenditures	48,100	94,105
Accrued interest	54,402	62,661
Accrued lease operating expenses	40,137	55,291
Accrued liabilities and other	55,457	50,261
Taxes payable	47,102	47,789
Accrued employee compensation and benefits	16,473	32,829
Total current liabilities	427,379	599,813
Long-term debt	4,960,921	5,197,704
Deferred income taxes	408,213	593,792
Asset retirement obligations	163,365	155,550
Deferred gain on sale	41,490	48,974
Other long-term liabilities	39,387	34,664
Total liabilities	6,040,755	6,630,497
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 600,000,000 shares authorized; 251,610,527 issued and 246,263,027 outstanding as of June 30, 2016 and 206,441,303 issued and 204,147,647 outstanding as of December 31, 2015	252	206
Additional paid-in capital	5,138,989	4,659,868
Retained earnings (accumulated deficit)	(382,259)	90,530
Total Whiting shareholders' equity	4,756,982	4,750,604
Noncontrolling interest	7,969	7,984
Total equity	4,764,951	4,758,588
TOTAL LIABILITIES AND EQUITY	$10,805,706	$11,389,085

WHITING PETROLEUM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$337,036	$650,527	$626,733	$1,170,375
Loss on sale of properties	(1,861)	(64,776)	(3,795)	(61,578)
Amortization of deferred gain on sale	3,772	3,738	7,621	9,574
Interest income and other	636	520	1,031	870
Total revenues and other income	339,583	590,009	631,590	1,119,241
COSTS AND EXPENSES:
Lease operating expenses	105,172	143,375	219,548	309,740
Production taxes	26,826	56,729	52,753	101,107
Depreciation, depletion and amortization	304,016	322,411	616,308	605,930
Exploration and impairment	25,781	57,557	61,272	138,481
General and administrative	33,523	44,987	78,319	88,967
Interest expense	78,660	89,176	160,567	163,433
Loss on extinguishment of debt	179,396	45	88,777	5,634
Commodity derivative (gain) loss, net	(2,761)	102,419	2,000	92,568
Total costs and expenses	750,613	816,699	1,279,544	1,505,860
LOSS BEFORE INCOME TAXES	(411,030)	(226,690)	(647,954)	(386,619)
INCOME TAX EXPENSE (BENEFIT):
Current	(1)	(84)	2	65
Deferred	(109,983)	(77,311)	(175,152)	(131,261)
Total income tax benefit	(109,984)	(77,395)	(175,150)	(131,196)
NET LOSS	(301,046)	(149,295)	(472,804)	(255,423)
Net loss attributable to noncontrolling interests	5	21	15	38
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(301,041)	$(149,274)	$(472,789)	$(255,385)
LOSS PER COMMON SHARE
Basic	$(1.33)	$(0.73)	$(2.20)	$(1.37)
Diluted	$(1.33)	$(0.73)	$(2.20)	$(1.37)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	226,039	204,130	215,203	186,657
Diluted	226,039	204,130	215,203	186,657

WHITING PETROLEUM CORPORATION
Reconciliation of Net Loss Available to Common Shareholders to
Adjusted Net Income (Loss) Available to Common Shareholders
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss available to common shareholders	$(301,041)	$(149,274)	$(472,789)	$(255,385)
Adjustments net of tax:
Amortization of deferred gain on sale	(2,369)	(2,353)	(4,786)	(6,027)
Loss on sale of properties	1,168	40,777	2,383	38,763
Impairment expense	9,664	15,823	19,066	32,455
Penalties for early termination of drilling rig contracts	1,417	13,726	10,013	40,644
Loss on early extinguishment of debt	112,661	28	55,752	3,546
Total measure of derivative (gain) loss reported under U.S. GAAP	(1,734)	64,472	1,256	58,271
Total net cash settlements received on commodity derivatives during the period	21,511	25,972	56,152	57,805
Adjusted net income (loss) (1)	$(158,723)	$9,171	$(332,953)	$(29,928)

Adjusted net income (loss) available to common shareholders per share, basic	$(0.70)	$0.04	$(1.55)	$(0.16)
Adjusted net income (loss) available to common shareholders per share, diluted	$(0.70)	$0.04	$(1.55)	$(0.16)

(1)
Adjusted Net Income (Loss) Available to Common Shareholders is a non-GAAP financial measure.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that Adjusted Net Income (Loss) Available to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted Net Income (Loss) Available for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION
Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$160,986	$325,997	$206,934	$528,136
Exploration	10,393	32,421	30,912	86,928
Exploratory dry hole costs	-	(258)	-	(799)
Changes in working capital	(19,731)	22,526	16,095	15,674
Discretionary cash flow (1)	$151,648	$380,686	$253,941	$629,939

(1)
Discretionary cash flow is a non-GAAP measure.  Discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development.  Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Conference Call
The Company’s management will host a conference call with investors, analysts and other interested parties on Thursday, July 28, 2016 at 11:00 a.m. EDT (10:00 a.m. CDT, 9:00 a.m. MDT) to discuss Whiting’s second quarter 2016 financial and operating results. Participants are encouraged to pre-register for the conference call by clicking on the following link: http://dpregister.com/10089287. Callers who pre-register will be given a unique telephone number and PIN to gain immediate access on the day of the call.

Those without internet access or unable to pre-register may join the live call by dialing: (877) 328-5506 (U.S.); (866) 450-4696 (Canada) or (412) 317-5422 (International) to be connected to the call.  Presentation slides will be available at http://www.whiting.com by clicking on the “Investor Relations” box on the menu and then on the link titled "Presentations & Events."

A telephonic replay will be available beginning one to two hours after the call on Thursday, July 28, 2016 and continuing through Thursday, August 4, 2016.  You may access this replay at (877) 344-7529 (U.S.); 855-669-9658 (Canada) or (412) 317-0088 (International) and enter the pass code 10089287.  You may also access a web archive at http://www.whiting.com beginning one to two hours after the conference call.

About Whiting Petroleum Corporation
Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements
This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; the potential impact of federal debt reduction initiatives and tax reform legislation being considered by the U.S. Federal Government that could have a negative effect on the oil and gas industry; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2016 and Annual Report on Form 10-K for the period ended December 31, 2015.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.